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                                                                  Exhibit 99.(n)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of the Claymore/Raymond James SB-1 Equity Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-132314) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21863).


                                                    ERNST & YOUNG LLP

Chicago, Illinois
April 17, 2006